                                                                    Exhibit 4(f)


                             CERTIFICATE OF TRUST

                                      OF

                                NTC CAPITAL III


          THIS Certificate of Trust of NTC Capital III (the "Trust"), dated as of December 27, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

          1. Name. The name of the business trust formed hereby is NTC Capital III.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                       FIRST CHICAGO DELAWARE INC., as trustee


                                       By: /s/ Richard D. Manella
                                           __________________________________
                                           Name: Richard D. Manella
                                           Title: Vice President


                                           /s/ Donald L. Raiff
                                           __________________________________
                                           Name: Donald L. Raiff, as trustee